ARTICLES OF AMENDMENT
                                  TO
                      ARTICLES OF INCORPORATION
                                  OF

                    Canadex Ventures, Incorporated

                            (present name)

Pursuant to the revisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article III   Shares

Amended to read

"The number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000,000 common; 1,000,000 preferred."








SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment itself, are as follows:
THIRD: The date of such amendment's adoption:             8-25-99
                     .

FOURTH:   Adoption of amendment(s) (CHECK ONE):

       (X) The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

       ( ) The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                      "The number of votes cast for the amendment(s) was/were sufficient for approval by
                      _______________________________________________."
                                     voting group

       ( ) The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

       ( ) The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this 25th day of August, 1999

Signature           /s/ Ron Lambrecht - Secretary of Canadex
Ventures, Incorp.
       (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                  OR

             (By a director if adopted by the directors)

                                  OR

         (By an Incorporator if adopted by the incorporators)



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